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                                   EXHIBIT 99
                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                 CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


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      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Paul L. Thomas and Ronald W. Hill, the Chief Executive Officer and Chief Financial Officer, respectively, of CBES Bancorp, Inc. (the "Company"), hereby certifies in his capacity as an officer of the Company, that he has reviewed the Annual Report of the Company on Form 10-KSB for the year ended June 30, 2002 and that to the best of his knowledge:

       (1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

       (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


September 27, 2002                               /s/ Paul L. Thomas
---------------------------                      -------------------------------
Date                                             Paul L. Thomas
                                                 Chief Executive Officer

September 27, 2002                               /s/ Ronald W. Hill
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Date                                             Ronald W. Hill
                                                 Chief Financial Officer